UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2011

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4520 East-West Highway, Suite 300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 22, 2011, Sucampo Manufacturing & Research AG, or SMR, a wholly-owned subsidiary of the registrant, entered into a license agreement with R-Tech Ueno, Ltd., or RTU, for RESCULA® (unoprostone isopropyl) eye drops, expanding the rights of the registrant’s subsidiaries beyond their previously agreed territory of the United States and Canada (those rights are held by Sucampo Pharma Americas, Inc.) to all countries in Europe and the rest of the world except Japan, Korea, Taiwan and the People’s Republic of China, or SMR Territories. This alliance insures state of the art global development and commercialization between the registrant, and all its subsidiaries, and RTU for all current and potential indications.

Under the terms of this license agreement, SMR holds exclusive rights to develop, use, make, have made, export, commercialize, promote, offer for sale and sell unoprostone isopropyl in the SMR Territories. RTU will retain rights to unoprostone isopropyl in Japan, Korea, Taiwan and the People’s Republic of China for its approved indication, the treatment of glaucoma and ocular hypertension.

Also under this agreement, SMR has the exclusive right to develop unoprostone isopropyl for certain additional ophthalmic indications in the SMR Territories beyond its approved glaucoma and ocular hypertension indication as well as rights to all associated patents and other intellectual property associated with unoprostone isopropyl in these territories. RTU retains all other commercial and development rights.

SMR will make an upfront payment to RTU of $3.0 million and will be responsible for additional milestone payments based on the achievement of specified development and commercialization goals. SMR will be responsible for all development, regulatory, and commercialization activities.

The registrant intends to file a copy of the license agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Item 7.01.   Regulation FD Disclosure.

On March 22, 2011, the registrant issued a press release announcing the license agreement between SMR and RTU, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.   Other Events.

The registrant’s Board of Directors fixed the close of business on April 4, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders scheduled to be held on May 24, 2011.

Item 9.01.   Financial Statements and Exhibits.

(d)     Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1       Press Release announcing the license agreement between SMR and RTU on March 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	March 24, 2011	By:	/s/ ANDREW P. SMITH
Name: Andrew P. Smith
Title: Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release announcing the license agreement between SMR and RTU on March 22, 2011